UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2022

POPULAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Puerto Rico	001-34084	66-0667416
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Muñoz Rivera Avenue Hato Rey, Puerto Rico	00918
(Address of Principal Executive Offices)	(Zip Code)

(787) 765-9800

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	BPOP	The NASDAQ Stock Market
6.125% Cumulative Monthly Income Trust Preferred Securities	BPOPM	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On February 24, 2022, Popular, Inc. (“Popular”) and Banco Popular de Puerto Rico, a wholly owned subsidiary of Popular (“BPPR”), entered into an Asset Purchase Agreement, (the “Purchase Agreement”), dated as of February 24, 2022, with Evertec, Inc. (“EVERTEC”) and Evertec Group, LLC, a wholly owned subsidiary of EVERTEC (“EVERTEC Group”), pursuant to which BPPR will purchase from EVERTEC Group certain information technology and related assets currently used by EVERTEC to service certain of BPPR’s key channels (the “Acquired Assets”) under the Amended and Restated Master Service Agreement (the “MSA”), dated September 30, 2010, among Popular, BPPR and EVERTEC. In connection with the purchase of the Acquired Assets, BPPR will assume certain liabilities relating to the Acquired Assets (together with the purchase of the Acquired Assets, the “Transaction”). Additionally, the parties have agreed, subject to the consummation of the Transaction (the “Closing”), to amend and restate certain commercial agreements between the parties (as described further below).

Following the Closing, Popular or BPPR will transfer to EVERTEC Group, as consideration for the Transaction, shares of EVERTEC’s common stock (“EVERTEC Common Stock”) having an aggregate value equal to $196,600,000, subject to certain purchase price adjustments, calculated on the basis that each share of EVERTEC Common Stock is valued at $42.84 per share. As a result of this transfer, Popular expects that its percentage ownership of the outstanding shares of EVERTEC Common Stock will be reduced from its current level, which is approximately 16.2%, to approximately 10.5% immediately following the Closing. The Transaction will be treated as a business combination for accounting purposes.

The Purchase Agreement contains customary representations, warranties and covenants made by the parties. The parties have agreed, pursuant to the Purchase Agreement, to comply with customary covenants during the interim period between the date of the execution of the Purchase Agreement and the date of the Closing.

BPPR and EVERTEC Group have also agreed to indemnify each other from and against losses the respective parties may incur arising out of breaches of the other party’s representations, warranties and covenants contained in the Purchase Agreement and for certain other liabilities, subject to specified survival and threshold provisions and other customary exceptions.

The Closing is subject to various conditions including, among others, (i) regulatory approvals, (ii) the absence of certain legal proceedings, (iii) completion of a network segmentation project with respect to the Acquired Assets and certain other migration and technology projects relating to BPPR’s post-closing operation of the Acquired Assets, (iv) the occurrence of specified events that would materially and adversely affect the ability of the parties to comply with certain of their obligations under existing commercial agreements between the parties that will be amended and restated at the Closing, and (v) certain other customary conditions. Additionally, the Closing is subject to Popular receiving a non-control determination from the Board of Governors of the Federal Reserve System with respect to EVERTEC, which is expected to be conditioned upon, among other things, Popular completing the Sell-Down and/or the Share Conversion (each as defined below). The Purchase Agreement contains customary termination provisions.

In connection with the Closing, Popular and BPPR (as applicable) will also enter into, among other commercial agreements, (1) a Second Amended and Restated Master Services Agreement substantially in the form attached to the Purchase Agreement and further described below (the “Second A&R MSA”) and (2) a Registration Rights and Sell-Down Agreement as further described below (the “Registration Rights Agreement”).

The descriptions contained herein of each of the Purchase Agreement and the Second A&R MSA are qualified in their entirety by reference to the full text of each such agreement, a copy of which is filed as an exhibit hereto (or as an exhibit to the Purchase Agreement filed herewith) and each such agreement is fully incorporated herein by reference. The representations and warranties included in the Purchase Agreement were made by the parties thereto. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with the signing of the Purchase Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Purchase Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Popular’s public disclosures. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Purchase Agreement.

Second Amended and Restated Master Service Agreement

At the Closing, Popular, BPPR and EVERTEC Group will enter into the Second A&R MSA, pursuant to which EVERTEC Group will continue to provide various key information technology and various transaction processing services to Popular, BPPR and their respective subsidiaries, which services are provided under the currently effective MSA. In addition, the Second A&R MSA provides for the matters described below.

Under the Second A&R MSA, Popular and BPPR will no longer be subject to exclusivity provisions under the currently effective MSA that require Popular and BPPR to obtain certain services from EVERTEC Group, nor will they be subject to rights of first refusal that EVERTEC Group currently has under the currently effective MSA with respect to certain technology projects. In connection with the elimination of exclusivity provisions under the currently effective MSA, EVERTEC Group will be entitled to receive monthly payments from Popular and BPPR to the extent that EVERTEC Group’s revenues under the Second A&R MSA fall below certain agreed minimum amounts on an annualized basis (each, an “Annual Minimum”). The Annual Minimum will equal (i) $170,000,000 for each one-year period from the effective date of the Second A&R MSA through September 30, 2025 (which is approximately 93% of the annual fees paid under the currently effective MSA in 2021 (disregarding the fees that were paid for services that will be removed from the scope of the MSA upon the parties’ entry into the Second A&R MSA, and disregarding the increase in fees attributable to the Annual MSA CPI Escalation (as defined below) that became effective as of October 1, 2021)); (ii) $165,000,000 for each one-year period from October 1, 2025 through September 30, 2026; and (iii) $160,000,000 for each one-year period from October 1, 2026 through September 30, 2028 (in each case, pro-rated for any partial one-year period).

Under the currently effective MSA, EVERTEC Group is entitled to increase annually the fees charged under the MSA based on the annual increases in the Consumer Price Index (the “Annual MSA CPI Escalation”), subject to an annual cap of 5%. At the Closing, the Annual MSA CPI Escalation that became effective as of October 1, 2021 will be retroactively eliminated, and BPPR will receive a credit against fees payable under the Second A&R MSA equal to the amount by which the fees paid by BPPR for the period from October 1, 2021 through the Closing were increased as a result of the most recent Annual MSA CPI Escalation. Additionally, the cap on the Annual MSA CPI Escalation will be reduced relative to the currently effective MSA, which provides for an Annual MSA CPI Escalation of up to 5% each year. Specifically, under the Second A&R MSA, the Annual MSA CPI Escalation will be capped (i) at 1.5% for each one-year period beginning on the effective date of the Second A&R MSA through September 30, 2025, and (ii) at 2% for each one-year period from October 1, 2025 through September 30, 2028 (or if lower, at the percentage by which the CPI increase during the prior one-year period exceeded 2%). In addition, beginning in October 2025, BPPR will receive a 10% fee discount for services provided under the Second A&R MSA.

The Second A&R MSA will require EVERTEC Group to deliver to BPPR a core application programming interface (the “Core API Layer”). The Core API Layer will be a middle layer to connect the Acquired Assets to existing EVERTEC Group core applications in a manner expected to enable BPPR’s ability to enhance its customer facing digital channels in the future. The deadline for the delivery of the Core API Layer will be determined by an independent third party engaged to construct the Core API Layer or, if the delivery deadline cannot be determined by such third party, will be no later than December 31, 2025. If the delivery of the Core API Layer is delayed beyond the applicable deadline, EVERTEC Group will be required to make monetary payments to BPPR in accordance with an agreed schedule, and if the delay persists beyond a period of 12 months to 18 months following such deadline (such period depending on the delivery date that is determined for the Core API Layer), Popular or BPPR may terminate the Second A&R MSA.

The Second A&R MSA will provide for a term that will commence on the date of the Closing and end on September 30, 2028 (a three-year extension of the term of the MSA), unless earlier terminated in accordance with its terms. The Second A&R MSA will provide for termination by a party (i) for the other party’s material breach of the MSA, (ii) for a failure by the other party to pay any properly submitted invoice for a material amount in the aggregate that is undisputed for a period of more than 60 days, or (iii) for a prohibited assignment of the MSA by the other party. Additionally, Popular or BPPR will have the right to terminate services provided under the Second A&R MSA at any time with 180 days prior written notice, and will have the right to terminate the Second A&R MSA in its entirety if certain deadlines are missed with respect to the delivery of the Core API Layer, as discussed above. Additionally, EVERTEC Group may terminate certain services provided under the Second A&R MSA that have been unused or unconsumed by Popular or BPPR for longer than 90 days by providing 60 days prior written notice.

EVERTEC Group will agree to provide transition assistance to Popular, BPPR and their respective subsidiaries in connection with a full termination of the Second A&R MSA or the termination of individual services provided under the Second A&R MSA.

Registration Rights Agreement

At the Closing, EVERTEC and Popular will enter into the Registration Rights Agreement that will govern the Sell-Down and Share Conversion (each as described in greater detail below).

During the 90-day period following the Closing (the “Sell-Down Period”) Popular may, but shall not be required to, sell to third parties a sufficient number of its shares of EVERTEC Common Stock so as to reduce Popular’s ownership of shares of EVERTEC Common Stock to no more than 4.99% of the total number of shares of EVERTEC Common Stock issued and outstanding. At the end of the Sell-Down Period, if there are any shares of EVERTEC Common Stock beneficially owned, owned of record or controlled by Popular in excess of 4.5% of the total number of shares of EVERTEC Common Stock issued and outstanding (“Excess Common Stock”), EVERTEC shall cause all the shares of Excess Common Stock to be exchanged for shares of EVERTEC non-voting preferred stock (the “Non-Voting Preferred Stock”, and such conversion, the “Share Conversion”). Following the Share Conversion, if Popular at any point would beneficially own, own of record or control shares of Excess Common Stock, EVERTEC shall cause all such Excess Common Stock to be exchanged for Non-Voting Preferred Stock. The Non-Voting Preferred Stock will have identical rights and privileges as EVERTEC Common Stock, except that the Non-Voting Preferred Stock will be non-voting other than limited protective voting rights and will automatically convert into shares of EVERTEC Common Stock in the hands of a transferee after a transfer (i) in a widespread public distribution, (ii) to EVERTEC, (iii) in which no transferee (or group of associated transferees) would receive 2% or more of the outstanding securities of any class of voting securities of EVERTEC or (iv) to a transferee that would control more than 50% of every class of voting securities of EVERTEC without any such transfer.

The Registration Rights Agreement contains customary registration rights with respect to the shares of EVERTEC Common Stock and Non-Voting Preferred Stock held by Popular, including customary indemnification provisions, similar to the registration rights provided for in the Stockholder Agreement (as defined below).

Other Commercial Agreements

At the Closing, certain other commercial agreements will be entered into by and between Popular or BPPR (or both) and EVERTEC or EVERTEC Group, Inc. These include (i) a Second Amended and Restated Independent Sales Organization Sponsorship and Services Agreement, pursuant to which BPPR will continue to sponsor EVERTEC Group as an independent sales organization with various credit card associations and will receive revenue sharing on a percentage of the net revenues of EVERTEC Group’s merchant acquiring business and person-to-business merchant services business, for an initial term commencing on the date of the Closing and ending on December 31, 2035 (a ten-year extension of the term of the currently effective Amended and Restated Independent Sales Organization Sponsorship and Services Agreement), and (ii) a Second Amended and Restated ATH Network Participation Agreement, pursuant to which BPPR will continue to be required to issue ATH-branded debit cards and may issue dual-branded debit cards having certain enhanced functionalities and will continue to have the ability to access the ATH Network and BPPR’s customers will continue to be able to access EVERTEC Group’s ATH Movil person-to-person and person-to-business services, for an initial term commencing on the date of the Closing and ending on September 30, 2030 (a five-year extension of the term of the currently effective Amended and Restated ATH Network Participation Agreement).

Termination of the Stockholder Agreement

At the Closing, the parties will terminate the Stockholder Agreement (the “Stockholder Agreement”), dated April 17, 2012, among Carib Latam Holdings, Inc., and each of the holders of Carib Latam Holdings, Inc., as amended on March 27, 2013, June 30, 2013 and November 13, 2013. Under the Stockholder Agreement, Popular is currently entitled to, among other things, (1) nominate two directors for election to EVERTEC’s board of directors, (2) limited pre-emptive rights and (3) various registration rights with respect to EVERTEC Common Stock. The Stockholder Agreement will be terminated in connection with the transactions contemplated under the Purchase Agreement.

Item 7.01 Regulation FD Disclosure.

The executive officers of Popular intend to use the materials furnished herewith, in whole or in part, in one or more meetings with investors and analysts. A copy of the investor presentation is attached hereto as Exhibit 99.1.

Popular does not intend for this Item 7.01 or Exhibit 99.1 to be treated as filed under the Securities Exchange Act of 1934, as amended, or incorporated by reference into its filings under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

Exhibit 2.1	Asset Purchase Agreement, dated as of February 24, 2022, among Evertec, Inc. and Evertec Group, LLC, Popular, Inc., and Banco Popular de Puerto Rico.

Exhibit 99.1	Investor Presentation.

Exhibit 99.2	Press Release dated February 24, 2022.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation those about BPPR’s planned acquisition of the Acquired Assets and the transactions described in this Current Report on Form 8-K (the “Transaction”) and Popular’s business, financial condition, results of operations, plans, objectives and future performance. These statements are not guarantees of future performance, are based on management’s current expectations and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond Popular’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Risks and uncertainties include, without limitation, the effect of competitive and economic factors, and our reaction to those factors, the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes, capital market conditions, capital adequacy and liquidity, the effect of legal and regulatory proceedings, new accounting standards on Popular’s financial condition and results of operations, the scope and duration of the COVID-19 pandemic (including the appearance of new strains of the virus), actions taken by governmental authorities in response thereto, and the direct and indirect impact of the pandemic on Popular, our customers, service providers and third parties. Other factors include the length of time necessary for Popular to consummate the Transaction; the ability to satisfy the conditions to the closing thereof; the receipt of any regulatory approvals necessary to effect the Transaction and the contemplated return to shareholders of net gains resulting from a sale of EVERTEC shares effected in connection with the consummation of the Transaction; the ability to successfully transition and integrate the assets acquired as part of the Transaction, related operations, employees and third party contractors; unexpected costs, including, without limitation, costs due to exposure to any unrecorded liabilities or issues not identified during due diligence investigation of the Transaction or that are not subject to indemnification or reimbursement by EVERTEC; risks that Popular may be affected by operational and other risks arising from the acquisition of the acquired assets or by adverse effects on relationships with customers, employees and service providers and business and other risks arising from the extension of Popular’s current commercial agreements with EVERTEC. All statements contained herein that are not clearly historical in nature, are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions, and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, are generally intended to identify forward-looking statements.

More information on the risks and important factors that could affect Popular’s future results and financial condition is included in our Annual Report on Form 10-K for the year ended December 31, 2020, in our Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, and in our Form 10-K for the year ended December 31, 2021 to be filed with the Securities and Exchange Commission. Our filings are available on Popular’s website (www.popular.com) and on the Securities and Exchange Commission website (www.sec.gov). Popular assumes no obligation to update or revise any forward-looking statements or information which speak as of their respective dates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR, INC. (Registrant)

Date: February 24, 2022	By:	/s/ José R. Coleman Tió
José R. Coleman Tió
Executive Vice President and Chief Legal Officer